Exhibit 10.1

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF NORTH CAROLINA

In re KRISPY KREME DOUGHNUTS, INC. SECURITIES LITIGATION

This Document Relates To:

ALL ACTIONS.

WILLIAM DOUGLAS WRIGHT and JUDY WOODALL,

Plaintiffs,

vs.

KRISPY KREME DOUGHNUTS, INC, et al.,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 1:04-CV-00416 No. 1:04-CV-00832

STIPULATION AND AGREEMENT OF CLASS AND DERIVATIVE SETTLEMENT

This Stipulation and Agreement of Class and Derivative Settlement (the “Stipulation”), dated as of October 30, 2006, is made and entered into pursuant to Rules 23 and 23.1 of the Federal Rules of Civil Procedure and contains the terms of a settlement (the “Settlement”) (a) between the Class Settling Defendants and the Class Lead Plaintiffs, on behalf of themselves and Members of the Settlement Class in In re Krispy Kreme Doughnuts, Inc. Securities Litigation, No. 1:04-CV-00416, pending in the United States District Court, for the Middle District of North Carolina (the “Court”); and (b) among the Derivative Settling Defendants and the Derivative Lead Plaintiffs and Krispy Kreme, acting with approval of its Special Committee, in connection with Wright v. Krispy Kreme Doughnuts, Inc. Derivative Litigation, Case No. 04CV00832, also pending in the Court.

The Stipulation is intended by the Class Lead Plaintiffs and Derivative Lead Plaintiffs, on the one hand, and the Class Settling Defendants and Derivative Settling Defendants, on the other hand, to fully, finally and forever resolve, discharge and settle the Released Class Claims against the Class Settling Defendants and Released Derivative Claims against the Derivative Settling Defendants, upon and subject to the terms and conditions hereof and subject to the approval of the Court.

I.	THE CLASS ACTION AND THE DERIVATIVE ACTION

On and after May 12, 2004, sixteen class actions were filed in the Court alleging violations of the federal securities laws on behalf of purchasers of Krispy Kreme securities during a defined period of time. On November 8, 2004, all of these class actions were consolidated into the Class Action.

On October 6, 2004, the Court appointed the Class Lead Plaintiffs and approved their selection of Class Lead Counsel and McDaniel & Anderson LLP as liaison counsel.

The operative complaint in the Class Action is the Second Amended Class Action Complaint for Violation of the Federal Securities Laws filed May 23, 2005.

On May 27, 2004 and on June 21, 2004, pursuant to N.C. Gen. Stat. §55-7-42, Derivative Plaintiffs Woodall and Wright made a demand on the Board of Directors of Krispy Kreme to commence an action against certain current and former directors and officers of Krispy Kreme for breaching their fiduciary duties in connection with the approval of and accounting for certain transactions between Krispy Kreme and certain of its franchisees, including former Krispy Kreme directors (“Wright and Woodall Demand”). On July 30, 2004, Derivative Plaintiff Andrews made a similar demand on the Board of Directors.

On September 1, 2004, Krispy Kreme responded to the Wright and Woodall Demand by authorizing the “creation of a framework for the independent investigation of the matters raised” in the Wright and Woodall Demand.

On and after September 14, 2004, three derivative actions, including an action by Derivative Plaintiffs Wright and Woodall, were filed in the Court alleging breach of fiduciary duty to Krispy Kreme shareholders, actual and/or constructive fraud, negligence and/or gross negligence, and unfair and deceptive trade practices by the Derivative Defendants.

On October 27, 2004, Krispy Kreme filed a motion to stay the Wright and Woodall Demand pursuant to North Carolina Business Corporation Act §55-7-43. According to the papers filed in support of the motion, on October 4, 2004, the Board of Directors of Krispy Kreme had created a Special Committee consisting of independent outside and non-management directors to investigate the matters raised in the Wright and Woodall Demand.

On July 12, 2005, all of the three derivative actions were consolidated into the Derivative Action.

On October 28, 2005, the Court appointed Derivative Lead Plaintiffs and their choice of counsel.

II.	SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Class Lead Plaintiffs and the Derivative Lead Plaintiffs in the Class Action and Derivative Action. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them or any of them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. The Settling Defendants also have denied and continue to deny, inter alia, the allegations that the Class Lead Plaintiffs, Settlement Class Members or Krispy Kreme have suffered damage, that the prices of Krispy Kreme securities were artificially inflated by reason of alleged misrepresentations, non-disclosures or otherwise, or that the Class Lead Plaintiffs, the Settlement Class Members or Krispy Kreme were harmed by any of the conduct alleged in the Actions.

Nonetheless, the Settling Defendants have concluded that further conduct of the Actions would be protracted, expensive, and distracting and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. The Settling Defendants have, therefore, determined that it is desirable that the Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation nor any document referred to herein nor any action taken to carry out this Stipulation is, may be construed as or may be used as an admission by or against the Settling Defendants, or any of them, of any fault, wrongdoing or liability whatsoever. Entering into or carrying out this Stipulation (or the Exhibits hereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to plaintiffs’ claims or contrary to the Settling Defendants’ denials and defenses, and shall not be offered by any of the Settling Parties or Settlement Class Members or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation (and the Exhibits hereto) or the provisions of any related agreement or release, or in any subsequent action against or by the Settling Defendants to support a defense of res judicata, collateral estoppel, release or other theory of claim or issue preclusion or similar defense.

III.	CLAIMS OF THE CLASS LEAD PLAINTIFFS AND THE DERIVATIVE LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Class Lead Plaintiffs and the Derivative Lead Plaintiffs believe that the claims asserted in the Actions have merit. However, counsel for the Class Lead Plaintiffs and the Derivative Lead Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Defendants through trial and appeal. Counsel for the Class Lead Plaintiffs and the Derivative Lead Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Counsel for the Class Lead Plaintiffs and the Derivative Lead Plaintiffs also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Actions. Counsel for the Class Lead Plaintiffs believe that the Settlement set forth in this Stipulation confers substantial benefits upon and is in the best interests of the Settlement Class. Counsel for the Derivative Lead Plaintiffs and the Special Committee believe that the Settlement set forth in this Stipulation confers substantial benefits upon and is in the best interest of Krispy Kreme.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Class Lead Plaintiffs (for themselves and the Settlement Class Members), the Derivative Lead Plaintiffs and Krispy Kreme acting through the Special Committee, and the Settling Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Actions, and the Released Claims, shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, upon and subject to the terms and conditions of the Stipulation, as follows.

1.	Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1  “Actions” means collectively the Class Action and the Derivative Action.

1.2  “AISLIC” means American International Specialty Lines Insurance Company.

1.3  “Authorized Claimant” means any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

1.4  “Bar Order” means the language in the Judgments that shall permanently and forever bar claims as provided for in 15 U.S.C. §78u-4(f)(7) and under state and federal law and as set forth in ¶¶4.7 and 4.8.

1.5  “Barred Persons” means and includes the Settling Parties, Livengood, any individual who is, may be, or claims to be an insured under any of the Excess Insurance Policies or who otherwise claims to have an interest in any of the Excess Insurance Policies, including any interest alleged to arise by reason of a claim against an insured under such policies.

1.6  “Claimant” means any Class Member who submits a Proof of Claim and Release in such form and manner, and within such time, as the Court shall prescribe.

1.7  “Claims Administrator” means the firm of Gilardi & Co. LLC, P.O. Box 5100, Larkspur, CA 94977-5100, Telephone: 1-800-654-5763, www.gilardi.com.

1.8  “Class Action” means In re Krispy Kreme Doughnuts, Inc. Securities Litigation, Case No. 1:04-CV-00416, pending in the United States District Court for the Middle District of North Carolina, which consolidated sixteen class actions by order dated November 8, 2004: . In re Krispy Kreme Doughnuts, Inc. Securities Litigation (originally Eastside Investors v. Krispy Kreme Doughnuts, Inc.), Case No. 1:04-CV-00416; Alan Platek v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00427; Jones v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00458; Pompano Beach Police & Firefighters Retirement System v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00476; Rickard v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00465; Rogers v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00493; Melloment v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00510; Trowbridge v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00515; Wade v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00516; Tam v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00519; Felgoise v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00526; Lindenbaum v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00527; Millwood v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00528; Orlov v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00553; Steele v. Krispy Kreme Doughnuts, Inc., Case No. 1:04-CV-00569; and Nichols v. Krispy Kreme Doughnuts, Inc., Case No. 1:05-CV-00042.

1.9  “Class Defendants” means Krispy Kreme, the Class Individual Defendants and PwC.

1.10  “Class Escrow Agent” means Lerach Coughlin Stoia Geller Rudman & Robbins LLP, or its successor in interest.

1.11  “Class Individual Defendants” means Scott A. Livengood (“Livengood”), John Tate (“Tate”), Randy Casstevens (“Casstevens”), Michael Phalen (“Phalen”), and John N. McAleer (“McAleer”).

1.12  “Class Lead Counsel” means Joy Ann Bull, Lerach Coughlin Stoia Geller Rudman & Robbins LLP, 401 B Street, Suite 1700, San Diego, CA 92101 and Patrick J. Coughlin, Shawn A. Williams, Lerach Coughlin Stoia Geller Rudman & Robbins LLP, 100 Pine Street, Suite 2600, San Francisco, CA 94111.

1.13  “Class Lead Plaintiffs” means Pompano Beach Police & Fire Fighters Retirement System, Alaska Electrical Pension Fund, City of St. Clair Shores Police and Fire Retirement System, City of Sterling Heights General Employee Retirement System and Jason Hennessy.

1.14  “Class Settlement Fund” means the total settlement consideration of $75 million and includes the following components: principal amount of $39,167,000 in cash, plus any interest earned thereon; the Krispy Kreme Settlement Stock; and the Krispy Kreme Settlement Warrants. The Class Settlement Fund will be paid pursuant to ¶¶2.1 to 2.7 below.

1.15  “Class Settling Defendants” means Krispy Kreme, Tate, Casstevens, Phalen, McAleer, PwC, and Livengood.

1.16  “Defendants” means the Class Defendants and Derivative Defendants.

1.17  “Derivative Action” means Wright v. Krispy Kreme Doughnuts, Inc., Case No. 04CV00832, pending the United States District Court for the Middle District of North Carolina, which consolidated three derivative actions by Order dated July 12, 2005: Wright v. Krispy Kreme Doughnuts, Inc., et al., Case No. 04CV00832; Blackwell v. Krispy Kreme Doughnuts, Inc., et al., Case No. 05CV00450; and Andrews v. Krispy Kreme Doughnuts, Inc., et al., Case No. 05CV00461.

1.18  “Derivative Counsel” means Lawrence D. McCabe, Murray, Frank & Sailer, LLP, 275 Madison Avenue, Suite 801, New York, New York 10016; Eric L. Zagar, Schiffrin & Barroway, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 19087; S. Ranchor Harris, Wilson & Iseman, LLP, 110 Oakwood Drive, Suite 400, Winston-Salem, North Carolina 27103; and Bruce G. Murphy, The Law Offices of Bruce G. Murphy, 265 Llwyd’s Lane, Vero Beach, Florida 32963.

1.19  “Derivative Defendants” means Tate, Casstevens, the Non-Contributing Derivative Defendants, and Livengood.

1.20  “Derivative Settling Defendants” means Tate, Casstevens, and the Non-Contributing Derivative Defendants. It is the express intent of the Parties that Livengood is not a Derivative Settling Defendant for purposes of this Stipulation.

1.21  “Derivative Lead Plaintiffs” means William Douglas Wright and Judy Woodall.

1.22  “Effective Date” means the first date by which all of the events and conditions specified in ¶7.1 of the Stipulation have been met and have occurred.

1.23  “Excess Insurers” means the insurance companies that issued the directors and officers excess insurance policies to Krispy Kreme as set forth in Exhibit D hereto (Excess Insurance Policies”). Excess Insurers are: RLI Insurance Company, Ace American Insurance Company, St. Paul Mercury Insurance Company, Allied World Assurance Company (US) Inc., Philadelphia Indemnity Insurance Company, and Landmark American Insurance Company. Liberty Mutual Insurance Company is not a party to the Settlement and is not an Excess Insurer for purpose of this Stipulation.

1.24  “Final” means when the last of the following has occurred with respect to the Judgments: (a) the date of final affirmance on an appeal of the Judgments, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgments and, if certiorari is granted, the date of final affirmance of the Judgments following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgments or the final dismissal of any proceeding on certiorari to review the Judgments; or (c) if no appeal is filed, the expiration date of the applicable time for the filing or noticing of any appeal from the Judgments. Any proceeding or order, or any appeal or petition for a writ of certiorari, pertaining solely to any Plan of Allocation and/or application for or award of attorneys’ fees or expenses, shall not in any way delay or preclude the Judgments from becoming Final.

1.25  “Judgments” means the final judgments to be rendered by the Court in the Actions, substantially in the forms attached hereto as Exhibits B and C.

1.26  “Krispy Kreme” means Krispy Kreme Doughnuts Inc.

1.27  “Krispy Kreme Settlement Stock” means the freely tradable shares of Krispy Kreme common stock that will be issued and delivered in accordance with ¶2.6 hereof.

1.28  “Krispy Kreme Settlement Warrants” means the freely tradable warrants for shares of Krispy Kreme common stock that will be issued, registered and delivered in accordance with ¶2.7 and Exhibit E hereof.

1.29  “Measurement Price” means the average of the daily Closing Prices for each trading day of Krispy Kreme common stock for the ten-trading day period commencing on the fifth trading day next preceding the date Krispy Kreme files its Form 10-K for Fiscal Year 2006. The Closing Price for each day (“Closing Price”) shall be the last reported sales price for Krispy Kreme common stock on the New York Stock Exchange.

1.30  “Non-Contributing Derivative Defendants” means, collectively, Erskine Bowles, Mary Davis Holt, William T. Lynch, Jr., John N. McAleer, Robert L. McCoy, Robert S. McCoy, Jr., James H. Morgan, R. Frank Murphy, Dr. Su Hua Newton, Michael C. Phalen, Robert L. Strickland,

Togo D. West, Jr., Frank E. Guthrie, Joseph A. McAleer, Jr., Steven D. Smith, John McAleer Orrell, Arlington Doughnut Company, L.L.C., Euless Doughnut Company, L.L.C., Frisco Doughnut Company, L.L.C., Grapevine Doughnut Company, LLC., Greater DFW Doughnuts, Inc., Greater DFW Doughnuts, L.L.P., Hulen St. Doughnut Company L.L.P., North Texas Doughnuts, L.P., Old Towne Doughnut Company, LLP., Phillips R.S. Waugh, Jr., and Dough-Re-Mi Company, Ltd.

1.31  “Person” means an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.32  “Plan of Allocation” means a plan or formula of allocation (to be described in the notice to be sent to Class Members) of the Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the Settlement, Taxes and Tax Expenses and such attorneys’ fees, expenses and interest and amounts to the Class Lead Plaintiffs as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and Defendants shall have no responsibility or liability with respect thereto.

1.33  “PwC” means PricewaterhouseCoopers LLP, and its predecessors, successors, and related entities, and each of their past, present or future partners, principals, members, directors, officers, employees, contractors, attorneys, successors, agents, or insurers, and the heirs, executors, administrators, assigns and successors of each of them, whether now known or unknown.

1.34  “Released Claims” means, collectively, the Released Class Claims and the Released Derivative Claims, as defined below.

1.35  “Released Class Claims” means all claims, including Unknown Claims, demands, rights, liabilities and causes of action, arising out of, relating to, or in connection with, the purchase or acquisition of Krispy Kreme securities during the Settlement Class Period, that have been or could have been asserted by any Class Lead Plaintiff or Member of the Settlement Class in the Class Action against the Class Settling Defendants, the Excess Insurers, AISLIC or their past or present subsidiaries, parents, successors and predecessors, officers, directors, shareholders, agents, employees, attorneys, advisors, and investment advisors, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Class Settling Defendant has a controlling interest or which is related to or affiliated with any Class Settling Defendant, and the legal representatives, heirs, successors-in-interest or assigns of such Class Settling Defendant (“Released Class Parties”), as well as any claims in connection with the institution, prosecution or settlement of the Class Action.

1.36  “Released Derivative Claims” means all claims, including Unknown Claims, demands, rights, liabilities and causes of action, arising out of, relating to, or in connection with, the demands made by Krispy Kreme shareholders to the board of directors of Krispy Kreme and the matters alleged or that could have been alleged in the Derivative Action against the Derivative Settling Defendants and nominal defendant Krispy Kreme, the Excess Insurers, AISLIC, their past or present subsidiaries, parents, successors, predecessors, officers, directors, agents, employees, attorneys, advisors and investment advisors, auditors, accountants, and any person, firm, trust, corporation, officer, director or other individual or entity in which they have a controlling interest or which is related to or affiliated with them, and their legal representatives, heirs, successors in interest or assigns as well as any claims in connection with the institution, prosecution or settlement of the

Derivative Action. It is the express intent of the Parties that derivative claims of Krispy Kreme against Livengood are not being released by this Stipulation.

1.37  “Released Derivative Parties” means the Derivative Settling Defendants and nominal defendant Krispy Kreme, the Excess Insurers, their past or present subsidiaries, parents, successors, predecessors, officers, directors, agents, employees, attorneys, advisors and investment advisors, auditors, accountants, and any person, firm, trust, corporation, officer, director or other individual or entity in which they have a controlling interest or which is related to or affiliated with them, and their legal representatives, heirs, successors in interest or assigns. It is the express intent of the Parties that Livengood is not a Released Derivative Party.

1.38  “Reserve Fund Agreement” means the separately negotiated Reserve Fund Escrow Agreement among Tate, Casstevens, Krispy Kreme, and the Excess Insurers, establishing a reserve fund for the payment of defense fees and costs (“Reserve Fund”).

1.39  “SEC Investigation” means the formal investigation being conducted by the U. S. Securities and Exchange Commission (“SEC”), SEC File No. A-02860, including any civil case filed by the SEC as a result of that investigation.

1.40  “Settlement Class” means all Persons who purchased or otherwise acquired publicly traded securities of Krispy Kreme between March 8, 2001 and April 18, 2005. Excluded from the Settlement Class are Class Defendants, officers and directors of Krispy Kreme, their immediate families, legal representatives, heirs and assigns, and any entity in which any excluded Person has or had a controlling interest. Also excluded from the Settlement Class are those Persons who timely and validly request exclusion from the Settlement Class pursuant to the Notice of Pendency and Settlement of Class Action to be sent to Settlement Class Members.

1.41  “Settlement Class Member” or “Member of the Settlement Class” means a Person who falls within the definition of the Settlement Class set forth above.

1.42  “Settlement Class Period” means the period from March 8, 2001 to and including April 18, 2005, inclusive.

1.43  “Settling Defendants” means collectively the Class Settling Defendants and the Derivative Settling Defendants.

1.44  “Settling Parties” means, collectively, each of the Settling Defendants, and the Class Lead Plaintiffs, on behalf of themselves and the Members of the Settlement Class, and the Derivative Lead Plaintiffs and Krispy Kreme, acting through the Special Committee.

1.45  “Special Committee” means the Special Committee of Krispy Kreme’s Board of Directors formed on October 4, 2004 to conduct an independent review of any and all issues raised by (i) regulatory investigations, such as those raised by the SEC and the United States Attorney’s Office (“USAO”), (ii) the Company’s independent auditors, (iii) shareholder demands and shareholder derivative actions, and (iv) whistleblowers, and other issues the Special Committee deems necessary and appropriate for its investigation.

1.46  “Unknown Claims” means any Released Class Claims or Released Derivative Claims which the Class Lead Plaintiffs and each Settlement Class Member (as to Released Class Claims), and/or which the Derivative Plaintiffs, each current holder of Krispy Kreme securities, or Krispy Kreme (as to Released Derivative Claims), respectively, does not know or suspect to exist in his, her or its favor at the time of the release of the Released Class Parties or Released Derivative Parties, which, if known by him, her or it, might have affected his, her or its settlement with, and release of, the Released Class Parties or Released Derivative Parties , or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Class Claims and

Released Derivative Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Class Lead Plaintiffs, the Derivative Plaintiffs and Krispy Kreme (as a nominal defendant in the Derivative Action), and each of the Settlement Class Members, shall be deemed to have, and by operation of the Judgments shall have, waived the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Class Lead Plaintiffs, the Derivative Plaintiffs and Krispy Kreme (as a nominal defendant in the Derivative Action), and each of the Settlement Class Members, shall be deemed to have, and by operation of the Judgments shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Each of the Class Lead Plaintiffs, the Derivative Plaintiffs, the Settlement Class Members, Krispy Kreme (as a nominal defendant in the Derivative Action), may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the Released Class Claims or Released Derivative Claims, but each Class Lead Plaintiff, Derivative Plaintiff and Krispy Kreme (as a nominal defendant in the Derivative Action), and each of the Settlement Class Members, upon the Effective Date, shall be deemed to have, and by operation of the Judgments shall have, fully, finally, and forever settled and released any and all Released Class Claims and Released Derivative Claims, respectively, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Class Lead Plaintiffs, the Lead Derivative Plaintiffs, Krispy Kreme, and the Class Members and all current Krispy Kreme shareholders, shall be deemed by operation of the Judgments to have acknowledged that the foregoing waivers were separately bargained for and are key elements of the Settlement of which this release is a part.

1.47  “USAO Investigation” means the current investigation by the United States Attorney’s Office for the Southern District of New York relating to Krispy Kreme, or any similar subsequent investigation by any other U.S. Attorney’s Office, or any related criminal proceedings following the return of an indictment, if any.

2.	The Settlement

a.	The Class Settlement Fund

2.1  The principal amount of Thirty-Four Million Nine Hundred Sixty Seven Thousand Dollars ($34,967,000) in cash will be paid by the Excess Insurers into an interest bearing account designated by Class Lead Counsel within ten (10) business days of the entry of an order by the Court granting preliminary approval of the settlement of the Class Action. The Settling Parties and the Excess Insurers agree that the financial institution designated by Class Lead Counsel is acceptable to them. In the event the Excess Insurers fail to timely make this payment, this Stipulation shall terminate as a result of the failure to meet the condition in ¶7.1(a).

2.2  PricewaterhouseCoopers LLP will pay or cause to be paid the principal amount of Four Million Dollars ($4,000,000) in cash into an interest bearing account designated by Class Lead Counsel within ten (10) business days of the entry of an order by the Court granting preliminary approval of the settlement of the Class Action.

2.3  Defendant Tate will pay the sum of $100,000 in cash into an interest bearing account designated by Class Lead Counsel within ten (10) business days of the entry of an order by the Court granting final approval of the Settlement of the Class Action.

2.4  Defendant Casstevens will pay the sum of $100,000 in cash into an interest bearing account designated by Class Lead Counsel within ten (10) business days of the entry of an order by the Court granting final approval of the settlement of the Class Action.

2.5  Defendants Phalen and McAleer will not be required to make a cash payment to the Settlement Class.

2.6  Krispy Kreme Settlement Stock:

(a)  The Krispy Kreme Settlement Stock will consist of freely tradeable shares of Krispy Kreme common stock equal to $17,916,500 divided by the Measurement Price. Krispy Kreme will not provide any price protection for the Krispy Kreme Settlement Stock; after the number of shares has been determined, the number of shares will not be adjusted regardless of whether the value of each share later increases or decreases before distribution to the Settlement Class Members. However, the number of shares constituting the Krispy Kreme Settlement Stock will be adjusted to account for stock splits, reverse stock splits and other similar actions taken by Krispy Kreme. If Krispy Kreme is sold, acquired or merges prior to distribution of the Krispy Kreme Settlement Stock to the Settlement Class, the shares will be treated for purposes of any corporate transaction as if they had been issued, distributed, and outstanding, and will receive the same proportionate treatment as other shares of Krispy Kreme common stock.

(b)  Krispy Kreme will issue and distribute the Krispy Kreme Settlement Stock to Class Lead Counsel pursuant to instructions provided by Class Lead Counsel within ten (10) business days after the Court enters a Judgment substantially in the form of Exhibit B. There will be two distribution dates: (1) the date of the distribution of attorneys’ fees awarded to Class Lead Counsel by the Court and (2) the date of distribution to Authorized Claimants following claims administration. Until distribution to Settlement Class Members, Class Lead Counsel agrees to vote the shares according to the recommendations of Krispy Kreme’s Board of Directors and, if requested by Krispy Kreme to enter into a voting trust agreement so providing. Class Lead Counsel and Krispy Kreme shall use best efforts to enable the Krispy Kreme Settlement Stock to be issued by electronic distribution.

(c)  All costs associated with the delivery or distribution of the Krispy Kreme Settlement Stock shall be borne by Krispy Kreme.

(d)  No fractional shares of Krispy Kreme Settlement Stock will be issued. The calculation of the number of shares to be distributed will be rounded up or down to the nearest whole share.

(e)  The Krispy Kreme Settlement Stock shall be registered or exempt from the registration requirements of the Securities Act of 1933 under §3(a)(10) of the Securities Act of 1933. The Krispy Kreme Settlement Stock shall be freely tradable, shall not constitute “restricted securities” under the Securities Act of 1933 and may be sold or transferred by recipients thereof who are not affiliates of Krispy Kreme (as that term is defined in Rule 144 of the Securities Act of 1933) or recipients deemed to be underwriters under the Securities Act of 1933 without registration under §5 of the Securities Act of 1933 or compliance with Rule 144.

(f)  Upon receipt of the Krispy Kreme Settlement Stock, Class Lead Counsel will have the right to take any measures they deem appropriate to protect the overall value of the Krispy Kreme Settlement Stock prior to distribution to Authorized Claimants. Class Lead Counsel shall have no liability for any sale, liquidation, transfer or other disposition of the Krispy Kreme

Settlement Stock absent gross negligence or willful misconduct. Class Lead Counsel shall also have the right to use the cash component of the Class Settlement Fund to protect the overall value of the Class Settlement Fund.

2.7  Krispy Kreme Settlement Warrants

(a)  The Krispy Kreme Settlement Warrants will have a total value (determined as of the last day of the ten-trading day period referred to in the definition of “Measurement Price”) equal to $17,916,500 determined by the independent valuation analysis commissioned by Krispy Kreme and provided to PwC, which will be based on the Black-Scholes-Merton model and assumptions consistent with those used by Krispy Kreme historically in valuing warrants, including: (i) the volatility of Krispy Kreme common stock will be based on the historical and implied volatilities of Krispy Kreme’s common stock and the common stock of companies similar to Krispy Kreme; (ii) the risk free rate of interest will be based on the Treasury bill rate most closely corresponding to the 5-year term of the warrants; and (iii) the dividend yield will be 0%. The price per share of Krispy Kreme common stock utilized in the Black-Scholes-Merton model will be equal to the Measurement Price. The exercise price of each share of Krispy Kreme common stock issuable upon exercise of each Krispy Kreme Settlement Warrant will be equal to 125 percent of the Measurement Price. The aggregate number of shares of Krispy Kreme Settlement Stock issuable upon exercise of the Krispy Kreme Settlement Warrants will be based upon a total value for the Krispy Kreme Settlement Warrants of $17,916,500 determined as aforesaid. The Warrant Agreement is set forth at Exhibit E and includes all terms and conditions applicable to the Krispy Kreme Settlement Warrants.

(b)  Krispy Kreme will issue and distribute the Krispy Kreme Settlement Warrants to Class Lead Counsel pursuant to instructions provided by Class Lead Counsel within ten (10)

business days after the Court enters a Judgment substantially in the form of Exhibit B. There will be two distribution dates: (1) the date of the distribution of attorneys’ fees awarded to Class Lead Counsel by the Court and (2) the date of distribution to Authorized Claimants following claims administration. Class Lead Counsel and Krispy Kreme shall use best efforts to enable the Krispy Kreme Settlement Warrants to be issued by electronic distribution.

(c)  No fractional Krispy Kreme Settlement Warrants will be issued. The calculation of the number of warrants to be distributed will be rounded up or down to the nearest whole warrant.

(d)  The Krispy Kreme Settlement Warrants shall be exempt from the registration requirements of the Securities Act of 1933 under §3(a)(10) of the Securities Act of 1933. Within ten (10) business days of delivery to Class Lead Counsel, Krispy Kreme will cause the Krispy Kreme Settlement Warrants to be listed upon the New York Stock Exchange and shall pay all fees required to maintain their listing for their term as long as a sufficient number of Krispy Kreme Settlement Warrants remain outstanding and the Company otherwise is entitled to list the Krispy Kreme Settlement Warrants upon the New York Stock Exchange. The Krispy Kreme Settlement Warrants shall be freely tradable and shall not constitute “restricted securities” under the Securities Act of 1933 and may be sold or transferred by recipients thereof who are not affiliates of Krispy Kreme (as that term is defined in Rule 144 of the Securities Act of 1933) or recipients deemed to be underwriters under the Securities Act of 1933 without registration under §5 of the Securities Act of 1933 or compliance with Rule 144.

b.	The Escrow Agent

2.8  Upon receipt, the Escrow Agent shall invest the cash portion of the Class Settlement Fund deposited pursuant to ¶¶2.1 to 2.4 above in instruments backed by the full faith and credit of the United States Government or insured by the United States Government or an agency thereof and shall reinvest the proceeds of those instruments as they mature in similar instruments at their then current market rates.

2.9  The Escrow Agent shall not disburse the Class Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Krispy Kreme, Tate, Casstevens, PwC and Class Lead Counsel.

2.10  Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute such transactions as are consistent with the terms of the Stipulation.

2.11  All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court.

2.12  The Escrow Agent shall establish a “Class Notice and Administration Fund,” and deposit $100,000 from the cash portion of the Class Settlement Fund in it. The Class Notice and Administration Fund shall be used by Class Lead Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement Class, identifying and locating Settlement Class Members, assisting with the filing of claims, administering and distributing the Net Settlement Fund (defined below) to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any. The Class Notice and Administration Fund shall also be invested and earn interest as provided for in ¶2.8 of this Stipulation. Any portion of the Class Notice and Administration Fund remaining after the payment of the aforesaid costs and expenses shall revert to the Class Settlement Fund and become part of the Net Settlement Fund.

c.	Taxes, Tax Expenses and Related Matters

2.13  The Settling Parties and the Escrow Agent agree to treat the cash portion of the Class Settlement Fund as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. §§1.468B-1 through 1.468B-5. In addition, the Escrow Agent shall timely make such elections as are necessary or advisable to carry out the provisions of this ¶2.13, including the “relation-back election” (as defined in Treas. Reg. §1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filings to occur.

2.14  For the purpose of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the cash portion of the Class Settlement Fund (including without limitation the returns described in Treas. Reg. §1.468B-2(k)(l)). Such returns (as well as the election described in ¶2.13) shall be consistent with this ¶2.14 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the cash portion of the Class Settlement Fund shall be paid out of the cash portion of the Class Settlement Fund as provided in ¶2.14(a) hereof.

(a)  All (i) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the cash portion of the Class Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Defendants, the Excess Insurers or their respective counsel with respect to any income earned by the cash portion of the Class Settlement

Fund for any period during which the cash portion of the Class Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes (“Taxes”), and (ii) expenses and costs incurred in connection with the operation and implementation of this ¶2.14 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing, or failing to file, the returns described in this ¶2.14) (“Tax Expenses”) shall be paid out of the cash portion of the Class Settlement Fund; in all events the Defendants, the Excess Insurers and their respective counsel shall not have any liability or responsibility for any Taxes or any Tax Expenses or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Escrow Agent shall indemnify and hold harmless the Defendants, the Excess Insurers and their respective counsel for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Class Settlement Fund and shall be timely paid by the Escrow Agent out of the Class Settlement Fund without prior order from the Court. The Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such Taxes and Tax Expenses including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(1)(2)); neither the Defendants, the Excess Insurers, nor their respective counsel are responsible to pay such Taxes and Tax Expenses, nor shall they have any liability or responsibility therefor. The Settling Parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶2.14.

(b)  For the purpose of this ¶2.14, references to the Class Settlement Fund shall include both the cash portion of the Class Settlement Fund and the Class Notice and Administration Fund and shall also include any interest thereon.

d.	Derivative Settlement Provisions

2.15  Krispy Kreme, acting through the Special Committee and consistent with the Special Committee’s prior findings and recommendations, takes the following actions in connection with the Derivative Case, to which Tate and Casstevens agree. Derivative Lead Plaintiffs support the resolution (except as to Livengood) of the Derivative Action as agreed to by Tate, Casstevens, and the Special Committee provided for herein.

(a)  As provided in ¶2.3, Tate agrees to pay the sum of $100,000, which is the same $100,000 consideration referenced in ¶2.3 to be used as part of the Class Settlement Fund. Tate agrees that Krispy Kreme may cancel his interest in 6,000 shares of restricted stock granted to him by Krispy Kreme pursuant to a Restricted Stock Agreement dated October 16, 2000. Tate agrees that, pursuant to the Reserve Fund Agreement: (i) he will seek no more than $1.0 million in covered defense fees and costs in connection with the USAO Investigation following the return of an indictment against him, if any; (ii) he will seek no more than $500,000 in covered defense fees and costs in connection with the SEC Investigation concerning himself; and (iii) he will release and waive any further right to indemnity or advancement of defense fees and costs from Krispy Kreme and its subsidiaries, except as set forth in ¶4.6. Tate will provide policy releases to the Excess Insurers and AISLIC in a mutually acceptable form.

(b)  As provided in ¶2.4 above, Casstevens agrees to pay the sum of $100,000, which is the same $100,000 consideration referenced in ¶2.4 to be used as part of the Class Settlement Fund. Casstevens agrees that, pursuant to the Reserve Fund Agreement: (i) he will seek no more than $350,000 in covered defense fees and costs in connection with further proceedings in the SEC Investigation and USAO Investigation concerning himself; and, (ii) he will release and waive any further right to indemnity or advancement of defense fees from Krispy Kreme and its subsidiaries, except as set forth in ¶4.6. Casstevens will provide policy releases to the Excess Insurers and AISLIC in a mutually acceptable form.

(c)  Krispy Kreme will dismiss with prejudice the claims made against the Non-Contributing Derivative Defendants. The Non-Contributing Derivative Defendants who are Insureds under the Excess Insurance Policies will provide policy releases to the Excess Insurers and AISLIC in a mutually acceptable form.

(d)  In exchange for the consideration to be paid pursuant to ¶2.15, the Derivative Action against Tate and Casstevens will be dismissed with prejudice.

(e)  Krispy Kreme will authorize and/or prosecute the pending Derivative Action against Livengood, including any claims Krispy Kreme has against Livengood for contribution, based upon 15 U.S.C. §78u-4(f)(7)(A)(ii) or as otherwise provided by applicable law, for breach of fiduciary duty, for cancellation of stock options pursuant to the terms of any stock option plan or agreement, for reimbursement of any bonus or other incentive-based or equity-based compensation or any profits realized from the sale of Krispy Kreme securities as provided for under Section 304 of the Sarbanes-Oxley Act, as well as any other claims, known or unknown, that have been or could be asserted by Krispy Kreme against Livengood in the Derivative Action or arising out of or relating to his employment as Chief Executive Officer or President of Krispy Kreme or his service as Chairman of Krispy Kreme’s board of directors. Krispy Kreme has entered into a separate agreement with the Excess Insurers by which Krispy Kreme has agreed to hold the Excess Insurers harmless with respect to any claims for coverage that Livengood may assert under the Excess Insurance Policies.

e.	Termination of Settlement

2.16  In the event that the Effective Date does not occur or the Settlement is not approved or is terminated for any reason, the Settlement Fund shall be refunded as described in ¶7.3 below.

3.	Preliminary Approval, Notice Orders and Settlement Hearing

3.1  Promptly after execution of this Stipulation by all parties hereto, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the mailing and publication of the settlement notices (the “Notices”), substantially in the forms of Exhibits A-1 and A-3 attached hereto, which shall include the general terms of the Settlement set forth in the Stipulation, and, as applicable, the Plan of Allocation, the general terms of the Class Fee and Expense Application as defined in ¶6.1 below, and the date of the Settlement Hearing as defined below. Class Lead Counsel shall be responsible for overseeing the notice provided to the Settlement Class. The Notice Order will also approve notice to current Krispy Kreme Shareholders substantially in the form of Ex. A-4 hereto. Such notice will include the general terms of the Derivative Action and the date of the Settlement Hearing. Krispy Kreme shall be responsible for providing notice to current Krispy Kreme shareholders in a manner approved by the Court as complying with Fed. R. Civ. P. 23.1.

3.2  The Settling Parties shall request that after the Notices are mailed and published, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether an order approving the Settlement as fair, reasonable and adequate and Final Judgments should be entered thereon dismissing the Class Action and the Derivative Action with prejudice, and that the Court thereafter approve the Settlement and dismiss the Class Action and the Derivative Action with prejudice. At or after the Settlement Hearing, Class Lead Counsel also will request that the Court approve the Plan of Allocation and the Class Fee and Expense Application. Upon final resolution of the Derivative Action against Livengood, Lead Derivative Counsel will request that the Court approve their proposed application for an award of attorneys’ fees and expenses.

4.	Releases and Bar Orders

4.1  Upon the Effective Date, the Class Lead Plaintiffs and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment entered in the Class Action shall have, fully, finally, and forever released, relinquished and discharged all Released Class Claims against the Released Class Parties, whether or not such Settlement Class Member executes and delivers a proof of claim and release.

4.2  Upon the Effective Date, each of the Released Class Parties shall be deemed to have, and by operation of the Judgment entered in the Class Action, shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members and Class Lead Plaintiffs and their counsel from all claims, including Unknown Claims, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Class Action or the Released Class Claims.

4.3  Upon the Effective Date, Krispy Kreme, Tate, Casstevens, Phalen and McAleer, and their respective Released Class Parties, shall be deemed to have, and by the operation of the Judgment entered in the Class Action shall have, fully, finally, and forever released, relinquished and discharged PwC, and its respective Released Class Parties to the extent not otherwise included within the definition of PwC, and its counsel, from any claims arising out of, relating to, or in connection with, the purchase or acquisition of Krispy Kreme securities during the Class Period, the institution, prosecution or settlement of the Class Action, any professional services provided or opinion rendered by PwC during the Settlement Class Period with respect to Krispy Kreme, or any of the facts and circumstances alleged in the Class Action.

4.4  Upon the Effective Date, PwC, and its respective Released Class Parties to the extent not otherwise included within the definition of PwC, shall be deemed to have, and by the operation of the Judgment entered in the Class Action shall have, fully, finally, and forever released, relinquished and discharged Krispy Kreme, Tate, Casstevens, Phalen & McAleer, and their respective Released Class Parties, and their counsel from any claims (other than fees and expenses for the provision of professional services), arising out of, relating to, or in connection with, the purchase or acquisition of Krispy Kreme securities during the Class Period, the institution, prosecution or settlement of the Class Action, any professional services provided or opinion rendered by PwC during the Class Period with respect to Krispy Kreme, or any of the facts and circumstances alleged in the Class Action.

4.5  Upon the Effective Date, Krispy Kreme and all current Krispy Kreme shareholders shall be deemed to have, and by operation of the Judgment entered in the Derivative Action, shall have, fully, finally and forever released, relinquished and discharged all Released Derivative Claims against the Released Derivative Parties. This release will not include claims by Krispy Kreme arising out of, relating to, or in connection with the indemnity and advancement of legal fees and costs to the Released Derivative Parties pursuant to any undertaking or the Company’s Articles of Incorporation, Bylaws, and North Carolina law if it is ultimately determined that a Released Derivative Party is not entitled to indemnification; this release also will not preclude Krispy Kreme from accepting reimbursement pursuant to Section 304 of the Sarbanes-Oxley Act, 15 U.S.C. §7243. Krispy Kreme agrees to release, and by operation of the Judgment in the Derivative Action shall have released, all insurance claims under the Excess Insurance Policies and AISLIC Excess Policy Nos. 362-31-40 and 362-31-41 against the Excess Insurers and AISLIC, respectively.

4.6  Upon the Effective Date, each of the Released Derivative Parties shall be deemed to have, and by operation of the Judgment entered, in the Derivative Action, shall have, fully, finally and forever released, relinquished and discharged Krispy Kreme, the Derivative Lead Plaintiffs, Derivative Counsel, and any plaintiffs who brought related derivative cases and their counsel from all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Action or the Released Derivative Claims. This release will not include claims for indemnity and advancement of legal fees and costs pursuant to the Company’s Articles of Incorporation, Bylaws, and North Carolina law in connection with: (i) Smith v. Krispy Kreme Doughnuts, Corp., Case No. 1:05-CV-00187 (M.D.N.C.) (“ERISA Case”), provided, that if the proposed settlement of the ERISA Case is approved by the court, this release will include the ERISA Case at such time as that settlement becomes effective; (ii) certain actions filed by franchisees against Krispy Kreme and certain of its current and former officers and directors, as set forth on Exhibit F hereto; (iii) any action filed by a person or entity who opts out of the Class Action settlement; (iv) any proceedings in connection with the Class Action and/or the Derivative Action; (v) for all Released Derivative Parties other than Tate and Casstevens, the SEC Investigation and/or the USAO Investigation; (vi) for Tate and Casstevens, SEC civil cases and criminal indictments that do not name Tate or Casstevens, respectively, as a defendant (all other claims by Tate and Casstevens as to the SEC Investigation or USAO Investigation shall be governed by the Reserve Fund Escrow Agreement); and/or (vii) any other action filed by any person or entity after the date of this Agreement. Each of the Released Derivative Parties agrees to release, and by operation of the Judgment in the Derivative Action shall have released, all insurance claims under the Excess Insurance Policies and AISLIC Excess Policy Nos. 362-31-40 and 362-31-41 against the Excess Insurers and AISLIC, respectively.

4.7  The Judgment in the Class Action will contain a Bar Order as required by section 21D(f)(7) of the Securities Exchange Act of 1934, 15 U.S.C. §78u-4(f)(7) and shall be as broad as permitted by state or federal law, and shall permanently and forever bar from filing, instituting, prosecuting, or maintaining, directly or indirectly, in any capacity, any claims for contribution, indemnification, or any other claim asserted against any Class Settling Defendant, whether based in tort, contract, or any other theory, arising from, based upon, or related to any fact or circumstance involved in the Class Action or in any pleading or any other paper filed therein, or the subject matters of the Class Action, whether such claim be legal or equitable, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, or asserted under state, federal, or common law; provided, however, that Krispy Kreme will not release and the bar order will not bar any claims Krispy Kreme may have against Livengood for contribution based upon 15 U.S.C. §78u-4(f)(7)(A)(ii) or as otherwise provided by applicable law for breach of fiduciary duty, for cancellation of stock options pursuant to the terms of any stock option plan or agreement, for reimbursement of any bonus or other incentive-based or equity-based compensation or any profits realized from the sale of Krispy Kreme securities as provided for under Section 304 of the Sarbanes-Oxley Act, 15 U.S.C. §7243, or any other claims, known or unknown, that have been or could be asserted by Krispy Kreme against Livengood in the pending Derivative Action or arising out of or relating to his employment as Chairman, Chief Executive Officer, or President of Krispy Kreme. The Judgment in the Class Action shall permanently bar and enjoin the institution and/or prosecution of any actions or claims by any Barred Person against the Excess Insurers or AISLIC, arising out of or related to any of the Excess Insurance Policies or AISLIC Excess Policy Nos. 362-31-40 and 362-

31-41, or the obligations of any Excess Insurer or AISLIC under any of the Excess Insurance Policies or AISLIC Excess Policy Nos. 362-31-40 and 362-31-41, except as expressly provided for in the Reserve Fund Agreement.

4.8  The Judgment in the Derivative Action will also contain a Bar Order and will be as broad as permitted by state or federal law, and shall permanently and forever bar from filing, instituting, prosecuting, or maintaining, directly or indirectly, in any capacity, any claims for contribution, indemnification, or any other claim against any of the Non-Contributing Derivative Defendants, Tate or Casstevens, whether based in tort, contract, or any other theory, arising from, based upon, or related to any fact or circumstance at issue in the Derivative Action or any other paper filed therein, or the subject matters of the Derivative Action, or the Released Derivative Claims, or their employment by Krispy Kreme, or service on its board of directors, whether such claim be legal or equitable, known or unknown, foreseen or unforeseen, matured or unmatured, accrued or unaccrued, or asserted under state, federal, or common law, except as otherwise provided in ¶4.5, provided, however, that this Bar Order is not intended, and shall not be interpreted as, as release or bar order of any claims Krispy Kreme may have against Livengood for contribution based upon 15 U.S.C. § 78u-4(f)(7)(A)(ii) or as otherwise provided by applicable law for breach of fiduciary duty, for cancellation of stock options pursuant to the terms of any stock option plan or agreement, for reimbursement of any bonus or other incentive-based or equity-based compensation or any profits realized from the sale of Krispy Kreme securities as provided for under Section 304 of the Sarbanes-Oxley Act, 15 U.S.C. § 7243, or any other claims, known or unknown, that have been or could be asserted by Krispy Kreme against Livengood in the pending Derivative Action or arising out of or relating to his employment as Chairman, Chief Executive Officer, or President of Krispy Kreme. The Judgment in the Derivative Action shall permanently bar and enjoin the institution and/or prosecution of any actions or claims by any Barred Person against the Excess Insurers or AISLIC, arising out of or related to any of the Excess Insurance Policies or AISLIC Excess Policy Nos. 362-31-40 and 362-31-41, or the obligations of any Excess Insurer or AISLIC under any of the Excess Insurance Policies or AISLIC Excess Policy Nos. 362-31-40 and 362-31-41, except as expressly provided for in the Reserve Fund Agreement.

4.9  Pending the Court’s determination of whether the Settlement should be approved and applied in the Actions, all proceedings and all further activity between the Settling Parties regarding or directed towards the Actions, and save for those activities and proceedings relating to this Stipulation and the Settlement and the continued prosecution of Livengood in the Derivative Action, shall be stayed.

4.10  Pending the Court’s determination of whether the Settlement should be approved, neither the Class Lead Plaintiffs, the Derivative Lead Plaintiffs, nor any of the Settling Class Members and current Krispy Kreme shareholders, shall commence, maintain or prosecute against the Settling Defendants, any action or proceeding in any court or tribunal asserting any of the Released Class Claims or Released Derivative Claims.

5.	Administration and Calculation of Claims, Final Awards and Supervision and Distribution of the Class Settlement Fund

5.1  The Claims Administrator, subject to such supervision and direction of the Court and/or Class Lead Counsel as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Settlement Class Members and shall oversee distribution of the Net Settlement Fund (defined below) to Authorized Claimants. The Class Settlement Fund shall be applied as follows:

(a)  to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, identifying and locating Settlement Class Members, assisting with the filing of claims, administering and distributing the Class Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any;

(b)  to pay the Taxes and Tax Expenses described in ¶¶2.13 and 2.14 above;

(c)  to pay to Class Lead Counsel attorneys’ fees and expenses with interest thereon (the “Class Fee and Expense Award”), if and to the extent allowed by the Court;

(d)  to reimburse the time and expenses of the Class Lead Plaintiffs in the Class Action, if and to the extent allowed by the Court; and

(e)  subject to the provisions of ¶5.2(c) below, to distribute the balance of the Class Settlement Fund (the “Net Settlement Fund”) to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

5.2  Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

(a)  Within ninety (90) days after the mailing of the Notices or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 attached hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

(b)  Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, and all Settlement Class Members whose claims are not approved by the Court (in the event the same are rejected in whole or in part by the Claims Administrator and the Court resolves the dispute involved) shall be forever barred from receiving any payment pursuant to this Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Judgments and be enjoined and barred from bringing any action against any of the Class Settling Defendants asserting any of the Released Class Claims.

(c)  The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Class Notice and approved by the Court. However, if there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of such Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), such balance shall be reallocated among and distributed to Authorized Claimants in an equitable and economic fashion. Thereafter, any remaining balance should be donated to an appropriate 501(c)(3) non-profit organization(s) to be selected by Class Lead Counsel.

5.3  The Plan of Allocation shall be proposed by Class Lead Counsel and the Class Settling Defendants shall take no position with respect to the proposed Plan of Allocation or such plan as may be approved by the Court.

5.4  No Person shall have any claim against Class Lead Plaintiffs, Class Lead Counsel, Derivative Lead Plaintiffs, Derivative Counsel, any claims administrator, any agent designated by Class Lead Counsel, Class Settling Defendants, AISLIC, or the Excess Insurers or their respective counsel, based on the investment or distributions made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation, or further orders of the Court.

5.5  It is understood and agreed by the Settling Parties that the proposed Plan of Allocation including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court’s Judgments approving the Stipulation and the Settlement set forth therein, or any other orders entered pursuant to the Stipulation.

6.	Plaintiffs’ Counsel’s Attorneys’ Fees and Reimbursement of Expenses and Reimbursement of the Lead Plaintiffs

6.1  Class Lead Counsel may submit an application or applications (the “Class Fee and Expense Application”) for distributions from the Class Settlement Fund for: (a) an award of attorneys’ fees; (b) plus reimbursement of expenses incurred in connection with prosecuting the Class Action; (c) plus any interest on such attorneys’ fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court; and (d) reimbursement of the time and expenses of the Class Lead Plaintiffs in prosecuting the Class Action. Class Lead Counsel reserve the right to make additional applications for fees and expenses incurred. Class Settling Defendants will take no position with respect to the Class Fee and Expense Application and such matters are not the subject of any agreement between the Settling Parties other than the terms set forth in the Stipulation.

6.2  The Class Fee and Expense Award shall be transferred to Class Lead Counsel from the Class Settlement Fund as ordered, immediately after the Court executes a written order awarding such fees and expenses, notwithstanding the existence of any timely filed objections thereto, or potential appeal therefrom, subject to the obligation of each counsel to make appropriate repayments to the Class Settlement Fund as more particularly set forth below in ¶6.3. Class Lead Counsel shall allocate the attorneys’ fees amongst plaintiffs’ counsel in the Class Action in a manner in which Class Lead Counsel in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Class Action.

6.3  In the event that the Effective Date does not occur, or the order making the Class Fee and Expense Award is reversed or modified, or the Stipulation is terminated for any reason, and in the event that the Class Fee and Expense Award has been paid to any extent, then any of the plaintiffs’ counsel who have received a payment shall, within five (5) business days from Class Lead Counsel receiving notice from Class Settling Defendants’ Counsel or from a court of appropriate jurisdiction, refund to the Class Settlement Fund, the fees and expenses previously paid to them from the Class Settlement Fund, plus interest thereon at the same rate as earned by the Class Settlement Fund, in an amount consistent with such reversal or modification. The return obligation set forth in this paragraph is the obligation of all plaintiffs’ counsel who receive a payment in the Class Action. Each such plaintiffs’ counsel’s law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this subparagraph. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of Class Settling Defendants or the Excess Insurers on notice to Class Lead Counsel, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail timely to repay fees, expenses and interest pursuant to this ¶6.3 of this Stipulation.

6.4  Krispy Kreme will pay attorneys’ fees and expenses to Derivative Counsel in consideration of the benefits conferred upon Krispy Kreme in an amount to be negotiated with the Special Committee (“Derivative Fees and Expenses”) and subject to Court approval.

6.5  The procedure for and the allowance or disallowance by the Court of any applications by any plaintiffs’ counsel for attorneys’ fees and expenses to be paid out of the Class Settlement Fund or by Krispy Kreme are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceeding relating either to the Class Fee and Expense Application or the Derivative Fee and Expenses, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment in the Class Action or the Judgment in the Derivative Action.

6.6  The Settling Defendants, the Excess Insurers and AISLIC shall have no responsibility for, and no liability whatsoever with respect to, the allocation among counsel for any plaintiff in the Actions, and/or any other Person who may assert some claim thereto, of any fee and expense award that the Court may make in the Actions.

7.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

7.1  This Stipulation, the Settlement and the Effective Date shall be conditioned on the occurrence of all of the following events:

(a)  Krispy Kreme, the Excess Insurers, PricewaterhouseCoopers LLP, Tate and Casstevens each shall have paid or caused to be paid the consideration making up the Class Settlement Fund as required by ¶¶2.1 to 2.7 above;

(b)  Krispy Kreme will take all actions required by ¶2.15 above;

(c)  The Board of Directors of Krispy Kreme will have reviewed and approved the Stipulation; the Excess Insurers will have reviewed and approved the Stipulation, which approval will not be unreasonably withheld;

(d)  Krispy Kreme will have filed its Form 10-K with the SEC within 48 hours of the execution of this Stipulation;

(e)  the Court has entered the Notice Order, as required by ¶3.1, above;

(f)  Krispy Kreme has not exercised its option to terminate the Stipulation pursuant to ¶7.2 hereof;

(g)  the Court has entered the Judgments in the Class Action and in the Derivative Action in substantially in the forms of Exhibits B and C attached hereto, respectively; and

(h)  each of the Judgments has become Final, as defined in ¶1.24, above.

7.2  Krispy Kreme shall have the option to terminate the Settlement in the event that Settlement Class Members who purchased or otherwise acquired more than a certain number of Krispy Kreme shares during the Settlement Class Period choose to exclude themselves from the Settlement Class, as set forth in a separate agreement (the “Supplemental Agreement”) executed between Class Lead Counsel and counsel for the Class Settling Defendants. The Supplemental Agreement will not be filed with the Court unless and until a dispute arises between the Class Lead Plaintiffs and Class Settling Defendants concerning its interpretation or application.

7.3  In the event the Settlement is not approved or the Stipulation shall terminate or shall not become effective for any reason, within ten (10) business days after written notification of such event is sent by counsel for the Class Settling Defendants or Class Lead Counsel to the Escrow Agent, the cash component of the Class Settlement Fund (including accrued interest), plus any amount then remaining in the Class Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed pursuant to ¶¶2.12 to 2.14 hereto, or are chargeable to the Class Notice and Administration Fund, shall be refunded by the Escrow Agent to PwC, the Excess Insurers, Tate, and Casstevens in proportion to their contribution to the Class Settlement Fund and the Krispy Kreme Settlement Stock and the Krispy Kreme Settlement Warrants, together with any proceeds from the sale or other disposition of Krispy Kreme Settlement Stock pursuant to ¶2.6(f), shall be returned to Krispy Kreme. At the request of counsel for Class Settling Defendants, the Escrow Agent or its designee shall apply for any tax refund owed to the Class Settlement Fund and pay the proceeds, after deduction of any reasonable fees or expenses incurred in connection with such application(s) for refund to PwC, the Excess Insurers and any other contributors in proportion to their contribution to the Class Settlement Fund.

7.4  In the event that the Stipulation or Settlement is not approved by the Court or the Settlement set forth in the Stipulation is terminated for any reason, the Settling Parties shall be restored to their respective positions in the Actions as the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any Settling Party of any act, matter or proposition and shall not be used in any manner or for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶1.1-1.47, 2.8-2.14, 7.2-7.5 and 8.4 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any Judgments or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.5  If the Effective Date does not occur, or if the Stipulation is terminated for any reason, neither the Class Lead Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from or chargeable to the Class Notice and Administration Fund. In addition, any expenses already incurred and properly chargeable to the Class Notice and Administration Fund pursuant to ¶2.12 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded.

7.6  The Settling Parties agree that, with respect to any Class Settling Defendant, in the event of a final order of a court of competent jurisdiction, not subject to any further proceedings determining the transfer of the Class Settlement Fund, or any portion thereof, by or on behalf of such Class Settling Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction under Title 11 of the United States Code (Bankruptcy) or applicable state law and any portion thereof is required to be refunded and such amount is not promptly deposited in the

Class Settlement Fund by any other Defendant, then, at the election of Class Lead Counsel, as to such Class Settling Defendant, the releases given and the Judgments entered in favor of such Class Settling Defendant pursuant to the Stipulation shall be null and void. The releases given and the Judgments entered in favor of other Class Settling Defendants shall remain in full force and effect.

8.	Miscellaneous Provisions

8.1  The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2  Each Class Settling Defendant warrants as to himself, herself or itself that, at the time any of the payments provided for herein are made by or on behalf of himself, herself or itself, the payment will not render him, her or it insolvent. This representation is made by each Class Settling Defendant as to himself, herself or itself and is not made by any counsel for the Class Settling Defendants.

8.3  The Settling Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the Actions, provided, however, that it is the express intent of the Parties to this Stipulation that Livengood is not a Derivative Settling Defendant for purposes of this Stipulation and that derivative claims of Krispy Kreme against Livengood are not being released by this Stipulation. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. While the Settling Defendants deny that the claims advanced in the Actions were meritorious, the Settling Parties agree and the Judgments in the Actions will state, that the Actions were filed, prosecuted and defended in good faith and in accordance with the applicable law and Federal Rules of Civil Procedure, including Rule 11 of the Federal Rules of Civil Procedure, and are being settled voluntarily after consultation with competent legal counsel. Krispy Kreme may issue a press release announcing the Settlement, but may not contradict the above language.

8.4  Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Class Claims or Released Derivative Claims, or of any wrongdoing or liability of the Settling Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Settling Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Settling Defendants may file the Stipulation and/or the Judgments in related litigation as evidence of the Settlement, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.5  All agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Stipulation.

8.6  All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7  This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.8  This Stipulation and the Exhibits attached hereto, and the Supplemental Agreement constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any party concerning the Stipulation, its Exhibits, or the Supplemental Agreement other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding, including the draft Memorandum of Understanding pertaining to the Actions. Except as otherwise provided herein, all parties shall bear their own costs.

8.9  Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

8.10  Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

8.11  The Stipulation may be executed in one or more counterparts. All executed counterparts including facsimile counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court by Class Lead Counsel.

8.12  This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators and legal representatives.

8.13  Without affecting the finality of the Judgments entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and Judgments, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgments.

8.14  This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, entered into, and to be wholly performed, in the State of North Carolina, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of North Carolina without giving effect to that State’s choice of law principles.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of October 30, 2006.

Liaison Counsel:

L. BRUCE McDANIEL (N.C. State Bar #5025)
WILLIAM E. ANDERSON (N.C. State Bar #098)
Attorneys for Plaintiff
McDANIEL & ANDERSON, L.L.P.
Lafayette Square
4942 Windy Hill Drive
P.O. Box 58186
Raleigh, NC 27658
Telephone: 919/872-3000
919/790-9273 (fax)

Class Lead Counsel:

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
SHAWN A. WILLIAMS
SYLVIA WAHBA-KELLER
100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
JOY ANN BULL

/s/ Joy Ann Bull
JOY ANN BULL

655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
PAUL J. GELLER
DAVID J. GEORGE
ROBERT J. ROBBINS
120 East Palmetto Park Road, Suite 500
Boca Raton, FL 33432
Telephone: 561/750-3000
561/750-3364 (fax)

LERACH COUGHLIN STOIA GELLER
     RUDMAN & ROBBINS LLP
SANDRA STEIN
1845 Walnut Street, Suite 945
Philadelphia, PA 19103
Telephone: 215/988-9546
215/988-9885 (fax)

Derivative Lead Counsel:

MURRAY, FRANK & SAILER, LLP

/s/ Lawrence D. McCabe
LAWRENCE D. McCABE

275 Madison Avenue, Suite 801
New York, NY 10016
Telephone: 212/682-1818
212/682-1892 (fax)

SCHIFFRIN & BARROWAY, LLP

/s/ Eric L. Zagar
                ERIC L. ZAGAR

280 King of Prussia Road
Radnor, PA 19087
Telephone: 610/66-7706
610/667-7056 (fax)

WILSON SONSINI GOODRICH & ROSATI, P.C. BRUCE G. VANYO JEROME F. BIRN, JR.

/s/ Jerome F. Birn, Jr.
JEROME F. BIRN, JR.
650 Page Mill Road Palo Alto, CA 94304-1050 Telephone: 650/493-9300 650/493-6811 (fax)
WILSON SONSINI GOODRICH & ROSATI, P.C. NICHOLAS I. PORRITT 11921 Freedom Drive, Suite 600 Reston, VA 20190-5634 Telephone: 703/734-3100 703/734-3199 (fax)

KILPATRICK STOKTON LLP
JAMES A. KELLY, JR. (NC State Bar No. 2499)
W. MARK CONGER (NC State Bar No. 18141)
1001 West Fourth Street
Winston-Salem, NC 27101-2400
Telephone: 336/607-7300
336/607-7500 (fax)

Attorneys for Krispy Kreme Doughnuts, Inc., John N. McAleer, Michael C. Phalen, Erskine Bowles, Mary Davis Holt, William T. Lynch, Jr, Robert L. McCoy, Robert S. McCoy, Jr, James H. Morgan, R. Frank Murphy, Dr. Su Hua Newton, Robert L. Strickland, Togo D. West, Jr., and North Texas Doughnuts, L.P.

WEIL GOTSCHAL & MANGES LLP ROBERT F. CARANGELO JOSEPH S. ALLERHAND STEPHEN A. RADIN CAITLYN M. CAMPBELL

/s/ Robert F. Carangelo
ROBERT F. CARANGELO
767 Fifth Avenue New York, NY 10153 Telephone: 212/310-8000 212/310-8007 (fax)
Attorneys for Special Litigation Committee of Krispy Kreme Doughnuts, Inc.
DAVIS POLK & WARDWELL MICHAEL P. CARROLL MICHAEL S. FLYNN GINA CARUSO

/s/ Michael S. Flynn
MICHAEL S. FLYNN
450 Lexington Avenue New York, NY 10017 Telephone: 212/450-4000 212/450-4800 (fax)
Attorneys for Defendant PricewaterhouseCoopers LLP

IRELL & MANELLA LLP DAVID A. SIEGEL MARTIN N. GELFAND

/s/ Martin G. Gelfand
DAVID A. SIEGEL
1800 Avenue of the Stars, Suite 900 Los Angeles, CA 90067-4276 Telephone: 310/277-1010 310/203-7199 (fax)
Attorneys for Defendant John Tate
WOMBLE CARLYLE SANDRIDGE & RICE, PLLC RONALD R. DAVIS

/s/ Ronald R. Davis
RONALD R. DAVIS
One West Fourth Street P.O. Box 84 Winston-Salem, NC 27102 Telephone: 336/721-3600 336/721-3660 (fax)
Attorneys for Defendant Randy Casstevens
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP DANIEL E. LOEB

/s/ Daniel E. Loeb
DANIEL E. LOEB
1001 Pennsylvania Avenue, N.W. Washington, DC 20004 Telephone: 202/639-7000 202/639-7003 (fax)
Attorneys for Defendant Philip Waugh, Jr.

BELL DAVIS & PITT WILLIAM K. DAVIS KEVIN G. WILLIAMS

/s/ Kevin G. Williams
KEVIN G. WILLIAMS
Century Plaza Suite 600 100 North Cherry Street Winston-Salem, NC 27101 Telephone: 316/722-3700

Attorneys for Joseph A. McAleer, Jr., Steven D. Smith, John McAleer Orell, Arlington Doughnut Company. L.L.C., Euless Doughnut Company, L.L.C., Frisco Doughnut Company, L.L.C., Grapevine Doughnut Company, L.L.C., Greater DFW Doughnuts, Inc., Greater DFW Doughnuts, L.L.P., Hulen St. Doughnut Company, L.L.P., and Old Towne Doughnut Company, L.L.P.

EASTMAN & SMITH, LTD. MATTHEW D. HARPER

/s/ Matthew D. Harper
MATTHEW D. HARPER
P.O. Box 10032 Toledo, OH 43699 Telephone: 419/241-6000 419/247-1777 (fax)
Attorneys for Dough-Re-Mi Company, Ltd.